UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017 (April 20, 2017)

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

2000 Sierra Point Parkway
Brisbane, California 94005
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Innoviva, Inc. (“Innoviva”) with the Securities and Exchange Commission (the “SEC”) on April 26, 2017, as amended by the Current Report on Form-8-K/A filed by Innoviva with the SEC on April 28, 2017 (the “Amended Form 8-K”). The Amended Form 8-K reported the final voting results of Innoviva’s annual meeting of stockholders held on April 20, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose Innoviva’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of its named executive officers (“say on pay”). No other changes have been made to the Amended Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d)

As previously disclosed, at the Annual Meeting, Innoviva’s stockholders cast over a majority of votes in favor of holding future say on pay votes on an annual basis. Innoviva’s board of directors (the “Board”) had recommended a vote for annual frequency of say on pay votes.  In light of the stockholder vote, the Board has determined that Innoviva will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs in 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: July 21, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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